AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement (this “Amendment”), dated as of April 6, 2009 (the “Amendment Date”), is entered into by and among Morris Publishing Group, LLC (“MPG”) and Morris Publishing Finance Co. (“MPF”) (MPG and MPF, each an “Issuer” and together, the “Issuers”), each of the undersigned entities listed as guarantors (collectively, the “Guarantors”), and each of the undersigned holders of the 7% Senior Subordinated Notes due 2013 Notes (the “Notes”) and/or, to the extent not signing as a holder, their investment advisors or managers identified on Annex A hereto (collectively, the “Holders”).  Each capitalized term used herein and not otherwise defined herein shall have the meaning attributed to such term in the Existing Forbearance Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on February 26, 2009, the Issuers, the Guarantors and the Holders entered into that certain Forbearance Agreement, dated as of February 26, 2009 (the “Existing Forbearance Agreement”), pursuant to which the Holders agreed, on the terms and subject to the conditions set forth therein, to forbear during the Forbearance Period from taking any Remedial Action under the Indenture and the Notes, and from directing the Indenture Trustee to exercise any such rights and remedies on their behalf resulting from the Existing Default and the Payment Default;

WHEREAS, on February 26, 2009, MPG, the Credit Parties (as defined below), certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into that certain Waiver No. 3, pursuant to which the Administrative Agent agreed to waive certain defaults under the Credit Agreement;

WHEREAS, the Morris Companies have requested that the Holders continue to forbear from taking any Remedial Action under the Indenture and the Notes, and from directing the Indenture Trustee to exercise any such rights and remedies on the Holders’ behalf resulting from the Existing Default or the Payment Default; and

WHEREAS, subject to the terms and conditions set forth herein, the Holders have agreed to temporarily continue their forbearance.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Existing Forbearance Agreement.

(a) From and after the time this Amendment becomes effective in accordance with Section 2 hereof, the definition of “Forbearance Termination Event” in Section 1 of the Existing Forbearance Agreement shall be amended and restated in its entirety and shall read as follows:

(a)	the acceleration of the maturity of any obligations under the Credit Agreement;

(b)
Waiver No. 3, dated as of February 26, 2009, by and among MCC, MPG and the Administrative Agent (“Waiver No. 3”), relating to the Credit Agreement and/or the Morris Companies’ and MCC’s existing senior secured term and revolving credit facilities (the “Senior Secured Credit Facilities”), shall cease to be effective, whether as a result of termination, expiration in accordance with its terms or otherwise (provided, however, that the occurrence of the event described in this subsection (b) shall not be a Forbearance Termination Event if Waiver No. 4 (as defined below) has been executed and is in effect at the time of such event);

(c)
any amendment, waiver, supplementation or modification of Waiver No. 3 (except as a result of the execution of Waiver No. 4), or, following execution and effectiveness of Waiver No, 4,  any amendment, waiver, supplementation or modification of Waiver No. 4, in any such case without the consent of each of the Holders;

(d)	the occurrence of a Default or Event of Default under the Indenture other than the Existing Default or the Payment Default;

(e)	the filing of a bankruptcy case, including, without limitation, a chapter 11 bankruptcy proceeding, by or with respect to any of the Morris Companies or any subsidiary thereof;

(f)	the breach of, or failure of the Morris Companies to comply with, Section 6(b) of this Agreement;

(g)	the failure of any representation or warranty made by the Morris Companies in this Agreement, or any amendments hereto, to be true and correct in all material respects as of the date when made;

(h)	the failure by the Morris Companies to comply with any term, condition, covenant or agreement contained in this Agreement, or any amendments hereto;

(i)
5:00 p.m. EDT on April 6, 2009 (the “Expiration Time”); provided, however, that if MPG, MCC and the Administrative Agent shall have (i) executed a waiver to the Credit Agreement, in form and substance acceptable to each of the Holders (“Waiver No. 4”), extending through at least 5:00 pm. EDT on April 24, 2009 the waiver set forth in Section 3(a) of Amendment No. 4 and Waiver No. 2 to the Credit Agreement and

(ii) delivered a copy thereof to Stroock, in each case prior to the Expiration Time, and Waiver No. 4 shall have taken effect in accordance with its terms prior to the Expiration Time, then the Expiration Time shall be deemed extended to 5:00 p.m. EDT on April 24, 2009; or

(j)	Waiver No. 4 shall cease to be effective, whether as a result of termination, expiration in accordance with its terms or otherwise.

(b) The following covenants shall be added to the end of Section 6 of the Existing Forbearance Agreement:

(c) On or before April 7, 2009, MPG shall furnish to the Advisors a detailed proposal, as revised from the proposal previously disseminated to the Advisors on February 17, 2009 by the financial advisors for MPG, for a potential restructuring transaction of the capital structure of the Morris Companies that assumes a full repayment of the existing Loans (as defined in the Credit Agreement as of the date hereof) under the Credit Agreement as a result of which the Notes (or any securities into which the Notes are, or may be, exchanged) would become the Morris Companies’ most senior class of indebtedness.

(d) None of (i) the Morris Companies, Morris Communications Company, LLC (“MCC”), Morris Communications Holding Company, LLC (“Holdings”), Shivers Trading & Operating Company (“Shivers”), MPG Newspaper Holding, LLC (“MPG Holdings”), certain guarantors party to the Credit Agreement (the “Credit Guarantors”; and together with MCC, Holdings, Shivers and MPG Holdings, the “Credit Parties”; such Credit Parties, together with the Morris Companies, being referred to herein as the “Obligors”) or any of their Affiliates, on the one hand, and (ii) the Morris Companies or any of their Restricted Subsidiaries, on the other hand, shall directly or indirectly enter into any transaction in connection with any refinancing in whole or in part of the existing Loans if, as a direct or indirect result of such refinancing, any Affiliate of any of the Obligors shall be either a (1) Lender (as such term is defined in the Credit Agreement as of the date hereof) or (2) beneficial owner of Indebtedness of the Morris Companies or any of their Restricted Subsidiaries where such Indebtedness is Senior Debt, Guarantor Senior Debt or Designated Senior Debt.

(e) None of the Morris Companies or their Restricted Subsidiaries shall incur any additional Liens, other than Permitted Liens in an aggregate amount not to exceed $10.0 million or as otherwise required under the Credit Agreement, without the prior written consent of holders of Notes that beneficially own more than 66⅔% of the aggregate principal amount of the Notes outstanding as of the date thereof; provided, however, that any additional Liens incurred in order to consummate a refinancing of the existing Loans with a Lender that is not an Affiliate of any Obligor shall be deemed to be “Permitted Liens”.

(f) On or before April 10, 2009, MPG and/or its advisors shall provide to the Advisors: (i) a verbal description of the status of the potential sale of MCC Outdoor Holding, LLC, MCC Outdoor, LLC (d/b/a Fairway Outdoor and Fairway Outdoor Advertising) or their Affiliates (taken together, the “Selling Parties”), or any of their respective assets;

(ii) all material documentation relating to such transaction, including without limitation, copies of any proposal or term sheet, letter of intent, purchase agreement and any material correspondence (in each case redacted to the extent necessary to maintain the confidentiality of a bidder’s identity or otherwise comply with a confidentiality agreement entered into with a bidder) prepared or delivered by or to any of the Selling Parties in connection with such potential transaction that relates to (A) the bid price or value of the assets being sold or (B) the status of the transaction; (iii) reasonable access to the legal and financial advisors to the Selling Parties, who shall furnish the Advisors with information regarding the potential transaction (including descriptions of transaction structure and consideration to be received) and its status; and (iv) information regarding any Dispositions (as defined in the Credit Agreement as of the date hereof) in an aggregate amount or fair market value equal to or greater than $5.0 million.

(g) On or before April 10, 2009, MPG shall provide to the Advisors (1) audited consolidated annual financial information of MCC (including related footnotes) for the period ended December 31, 2007, and (2) to the extent already prepared by MCC and the Credit Guarantors for each of their lines of business, meaningful financial information reflecting such lines of business’ assets, liabilities, revenues, related expenses and operating performance, including any internal operating reports, in each case for 2007, 2008 and 2009, as prepared on a quarterly basis.

(h) Contemporaneously with the delivery of such financial information to the Lenders, MPG shall provide to the Advisors audited consolidated annual financial information of MCC (including related footnotes) for the period ended December 31, 2008; provided, however, if such audited consolidated annual financial information will not be available on or before April 16, 2009, then MPG shall provide unaudited consolidated annual financial information of MCC (including related footnotes to the extent completed) on or before April 10, 2009 and provide such audited consolidated annual financial information once such information becomes available.

(i) On or before April 10, 2009, the Morris Companies shall

(i) cause the members of their tax consolidated group to arrange for the Advisors to have reasonable access to the internal and external tax advisors for any of the members in such group, and (ii) schedule a call between the Advisors and sufficiently qualified and knowledgeable attorneys at Mayer Brown LLP to discuss both the tax opinion to be rendered in connection with the corporate reorganization described in Amendment No. 4 to the Credit Agreement and related tax issues.  Any calls or meetings scheduled pursuant to this subsection shall occur within two (2) Business Days of being scheduled, or at a later time provided that all participating parties shall agree.

(j) On or before April 10, 2009, MPG shall schedule calls between the Advisors and those representatives of the Morris Companies sufficiently qualified and knowledgeable to discuss the intellectual property and information technology used in MPG’s business which was developed or owned by, or licensed to, an Affiliate of the Obligors (including software, databases and customizations and extensions thereto).  Any calls scheduled pursuant to this subsection shall occur within two (2) Business Days of being scheduled, or at a later time provided that all participating parties shall agree.

(k) On or before April 10, 2009, MPG will cause to be provided to the Advisors or posted to the virtual data room (“VDR”),

(i) copies of all account control agreements and real property mortgages entered into in connection with the Credit Agreement; (ii) all UCC-1 financing statements filed in favor of the Administrative Agent and/or lenders party to the Credit Agreement; and (iii) any amendments or other documents entered into in connection with the Consortium Agreement, dated November 18, 2006, related to MPG or adding an Affiliate of MPG as a party to such venture.

(l) On or before April 13, 2009, MPG shall deliver to the Advisors a certificate signed by an officer of MPG certifying, to his  knowledge (after due investigation and inquiry), and without any personal liability absent willful misstatement, that the responses to the Preliminary Due Diligence Request List, dated February 20, 2009, and the Supplemental Due Diligence Request List, dated March 4, 2009, are accurate, complete and correct in all material respects, and that, to the extent such documents exist and can be located after due search and inquiry, all documents identified in the responses as having been provided or to be provided in the VDR have been provided to the Advisors or posted to the VDR as of the date of such certificate, unless waived in writing by Stroock; provided, however, that such certificate may be relied upon only in connection with the effectiveness of and in compliance with the Existing Forbearance Agreement, as amended hereby, and for no other purpose.

SECTION 2. Conditions to Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

(a) the Holders representing in the aggregate more than seventy-five (75) percent of the outstanding principal amount of the Notes shall have executed this Amendment;

(b) the Holders shall have received a duly executed counterpart of this Amendment from each Morris Company listed on the signature pages hereto;

(c) (1) each of the representations and warranties made by the Issuers and the Guarantors in the Indenture, the Existing Forbearance Agreement, the Notes, and any amendments thereto shall be true and correct in all material respects on and as of the date of this Amendment as though made on and as of such date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date); and (2) no Default or Event of Default (except with respect to the Existing Default and the Payment Default) shall have occurred or be continuing as of the Amendment Date; and

(d) MPG shall have paid all outstanding fees and expenses of the Advisors.

SECTION 3. Representations of the Holders.  Each Holder severally (but not jointly) represents that, as of the date hereof: (i) it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes listed opposite such Holder’s name on the disclosure schedule attached hereto as Schedule 1; and (ii) it has the power and authority to execute, deliver and perform this Amendment, either on its own behalf or on behalf of such holders or beneficial owners for which it acts as investment advisor or manager.

SECTION 4. Representations of the Issuers.  The Morris Companies represent that, as of the date hereof:

(a) To the Knowledge (as defined below) of the Morris Companies, the Morris Companies have not guaranteed any undertakings by any of their Affiliates who are not also Morris Companies where the aggregate contingent liability of such undertaking is equal to or greater than $5 million.  The word “Knowledge” shall mean with respect to Morris Companies, the collective knowledge, after due investigation and inquiry, of Steve Stone, Craig Mitchell and Mark S. Burgreen.

(b) All guarantees by MCC and its Subsidiaries currently in effect under the Credit Agreement have been posted to the VDR.

(c) Each of the agreements between (i) any of the Morris Companies, on the one hand, and (ii) any Affiliate of an Obligor that is not also a Morris Company, on the other hand, with a term longer than one (1) year or that has a value equal to or greater than $1 million in the aggregate has been posted to the VDR.

(d) Since the Forbearance Effective Date, none of the Morris Companies or their Restricted Subsidiaries has incurred any Liens, other than Permitted Liens in an aggregate amount not exceeding $10.0 million or as otherwise required under the Credit Agreement.

(e) Since the Forbearance Effective Date, none of the Morris Companies or their Restricted Subsidiaries has entered into any transaction that would be prohibited by new Section 6(d) of the Existing Forbearance Agreement (i.e., paragraph (d) of Section 1(b) hereof) if entered into after the effective date of this Amendment.

SECTION 5. Covenant of the Holders.  Neither the Holders nor their respective Affiliates shall take any action to directly or indirectly cause the Lenders to enforce their rights or remedies under the Security and Guarantee Agreement.

SECTION 6. Reference to and Effect Upon the Existing Forbearance Agreement.

(a) Except as specifically amended hereby, each of the Issuers, Guarantors and Holders hereby acknowledge and agree that all terms, conditions, covenants, representations and warranties contained in the Existing Forbearance Agreement, as amended hereby, and all rights and obligations of the Issuers, Guarantors and Holders therein, shall remain in full force and effect.  Each of the Issuers, Guarantors and Holders hereby confirms that the Existing Forbearance Agreement, as amended hereby, is in full force and effect and that none of the Issuers, Guarantors and Holders has any defenses, setoffs, recoupments, offsets, claims or counterclaims to the obligations under the Existing Forbearance Agreement, as amended hereby.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after a Default or Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Existing Forbearance Agreement, as amended hereby or (iii) amend, modify or operate as a waiver of any provision of the Existing Forbearance Agreement, as amended hereby.  Except as expressly set forth herein, each of Issuers, Guarantors and Holders, as applicable, reserves all of its or their respective rights, powers, and remedies under the Existing Forbearance Agreement, as amended hereby and/or applicable law.  All of the provisions of the Existing Forbearance Agreement, as amended hereby, are hereby reiterated, and if ever waived, reinstated.

SECTION 7. Costs and Expenses.  The Morris Companies agree to pay on demand all costs and expenses of the Holders in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees, costs and expenses of Stroock as counsel for the Holders with respect thereto.

SECTION 8. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Integration.  The Existing Forbearance Agreement, as amended by this Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and may not be modified or amended except by a written instrument, signed by each of the parties hereto, expressing such amendment or modification; provided, however, that this Amendment is not intended to in any way supersede or contradict the terms of the confidentiality agreements dated February 17, 2009 between MPG and each of Stroock and FTI Consulting, Inc.  Upon the effectiveness of this Amendment as set forth in Section 2 hereof, this Amendment shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 13.10 of the Indenture, their respective successors.

SECTION 10. Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment or the Existing Forbearance Agreement.

SECTION 11. Survival.  Each of the covenants required to be performed by MPG, MCC or the Morris Companies in the Existing Forbearance Agreement (as hereby amended) or this Amendment shall remain in full force and effect until the earlier to occur of (i) the seventh (7th) Business Day (as defined in the Credit Agreement as of the date hereof) after the date on which any Forbearance Termination Date shall have occurred, or (ii) the principal of the Loans is (x) is declared to be due and payable or (y) automatically becomes due and payable, in the case of clause (i) or (ii) above as provided for in Article VII of the Credit Agreement.

SECTION 12. Applicable Law.  This Amendment shall be governed by and be construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law).

SECTION 13. Submission to Jurisdiction.  EACH OF THE ISSUERS, THE GUARANTORS AND THE HOLDERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE EXISTING FORBEARANCE AGREEMENT AS AMENDED HEREBY AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE ISSUERS, THE GUARANTORS AND THE HOLDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION..

SECTION 14. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 15. Confidentiality.  Each of the Morris Companies and each Holder (and their respective successors and assigns) shall not publicly disclose any information provided to them in connection with this Amendment, nor shall they publicly disclose Annex A or Schedule 1 to this Amendment (collectively, the “Holder Information”), except: (1) in any legal proceeding relating to this Amendment, provided that the relevant Morris Company and/or Holder, as applicable, shall use its best efforts to maintain the confidentiality of Holder Information in the context of any such proceeding; (2) to the extent required by applicable law, rules, regulations promulgated thereunder, or obligations, including, without limitation, U.S. federal securities laws, as determined after consultation with legal counsel; (3) in response to an oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or other process, or a request from a government agency, regulatory authority or securities exchange; (4) that MPG may summarize this Amendment in connection with a Form 8-K filing (in lieu of filing this Amendment as an exhibit thereto); (5) that MPG may include this Amendment as an exhibit to the Company’s Form 10-Q for the second quarter of 2009; provided, however, that MPG shall not include Annex A or Schedule 1 in any such filing and shall only disclose Annex A or Schedule 1 if specifically required to do so by the Securities and Exchange Commission (“SEC”) after taking all reasonable steps to resist disclosure, including requesting that each of Annex A and Schedule 1 be accorded confidential treatment by the SEC; and (6) that the Morris Companies may provide a copy of this Amendment (which copy shall not include Annex A or Schedule 1) to the Administrative Agent and the lenders under the Credit Agreement, provided that in the case of clauses (2), (3) or (5) above, the disclosing party provides notice to the applicable Holder (promptly upon receipt of the subpoena or request so that the Holder may seek an appropriate protective order or waive the relevant Morris Company’s requirement for compliance with this Section 15), unless such notice would be prohibited by law.  The Morris Companies will not oppose any reasonable action by the applicable Holder to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Holder Information and the information contained therein.  If the applicable Holder chooses to oppose the production of such information, it does so at its own expense.  Responding to any such subpoena or other request, after providing notice as set forth herein, shall not be deemed to be a breach of any provision of this Amendment.  Notwithstanding anything to the contrary in this Section 15, the Morris Companies may: (i) disclose the aggregate principal amount of Notes held by the Holders executing this Amendment, taken as a whole and without reference to the names of the Holders constituting such amount; and (ii) provide the Indenture Trustee with the executed copy of this Amendment that includes the individual signature pages of each of the Holders, but only in the event that the Morris Companies first obtain the Indenture Trustee’s written consent not to publicly disclose any information relating to the individual holdings of each Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MORRIS PUBLISHING GROUP, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MORRIS PUBLISHING FINANCE CO.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

YANKTON PRINTING COMPANY

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

BROADCASTER PRESS, INC.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

THE SUN TIMES, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

HOMER NEWS, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

LOG CABIN DEMOCRAT, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

ATHENS NEWSPAPER, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

SOUTHEASTERN NEWSPAPERS COMPANY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

STAUFFER COMMUNICATIONS, INC.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

FLORIDA PUBLISHING COMPANY

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

SOUTHWESTERN NEWSPAPERS COMPANY, L.P.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

THE OAK RIDGER, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MPG ALLEGAN PROPERTY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MPG HOLLAND PROPERTY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance